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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports included in or made a part of this registration statement.



                                                         /s/ Arthur Andersen LLP

                                                             Arthur Andersen LLP


Boston, Massachusetts
June 2, 1995